UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2012

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD		20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Appointment of Director.

On March 5, 2012, the Board of Directors of Argan, Inc. elected Brian R. Sherras as a new member, thereby increasing the number of directors to seven. The Committee assignment of Mr. Sherras will be determined by the Board of Directors prior to the 2012 Annual Meeting of Stockholders, currently scheduled for June 26, 2012.

Mr. Sherras, 54, holds the position of Director - Sales and Business Development for Atlantic Projects Company Ltd. (“APC”), a management-owned limited liability company registered in Ireland. He is responsible for global sales and business development. APC provides construction, engineering and maintenance services to the power generation sector with a historical focus on the installation of gas and steam turbines for combined cycle natural gas-fired power plants. Prior to joining APC in 1999, Mr. Sherras held a succession of technical and management positions with the Power Systems group of General Electric Company. He holds a Master of Science degree awarded by Cranfield Institute of Technology, Bedford, England.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: March 7, 2012	By:	/s/ Arthur F. Trudel
Arthur F. Trudel, Senior Vice President and Chief Financial Officer